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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 22, 2000
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                             AFG Investment Trust D
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             (Exact name of registrant as specified in its charter)


         Delaware                        0-25648                 04-3157233
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


         200 Nyala Farms, Westport, Connecticut                    06880
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         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (203) 341-0515
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          (Former name or former address, if changed since last report)


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Item 5. Other Events

         On December 22, 2000, MILPI Acquisition Corp. ("MILPI"), an indirect subsidiary of the registrant, entered into a definitive agreement to acquire PLM International, Inc. ("PLM") for an approximate cash purchase price of $27 million. In connection with the acquisition, MILPI will make a tender offer to purchase any and all shares of PLM's outstanding common stock at a price of $3.46 per share. Upon completion of the tender offer, if required in order to complete the acquisition, PLM will hold a special meeting of its shareholders to approve the merger of MILPI into PLM.

         The transaction has been approved by the boards of directors of both MILPI and PLM and by the managing trustee of the registrant. In addition, certain stockholders of PLM, who own approximately 24% of PLM's voting power, have entered into a Voting and Tender Agreement. Each stockholder to the agreement has agreed to tender all of its outstanding common stock to MILPI in the tender offer and to vote in favor of the merger if a special meeting of shareholders is required.

         PLM is a management company providing services to transportation, industrial, and commercial companies. PLM also manages a diversified portfolio of over $700 million (based on original equipment cost) of transportation and related equipment for approximately 60,000 third-party investors.

         The registrant primarily engages in equipment leasing and real estate development. To a lesser extent the registrant invests in debt instruments and equity securities.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  (c)      EXHIBITS

                           Exhibit 2.1 Agreement and Plan of Merger dated as of December 22, 2000 between MILPI Acquisition Corp. and PLM International, Inc.

                           Exhibit 4.1 Voting and Tender Agreement dated as of December 22, 2000 by and between MILPI Acquisition Corp., PLM
                                            International, Inc. and the other
                                            parties thereto.

                           Exhibit 99.1 Escrow Agreement dated as of December 22, 2000 by and among MILPI Acquisition Corp., PLM
                                            International, Inc. and Bank of San
                                            Francisco, as escrow agent.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 27, 2000         AFG INVESTMENT TRUST D
                                  By:  AFG ASIT Corporation, as Managing Trustee


                                  By:   /s/ James A. Coyne
                                      -----------------------------
                                        Name:   James A. Coyne
                                        Title:  Senior Vice President



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                                  EXHIBIT INDEX



      Exhibit
       Number         Exhibit Name                                                                         Location
      --------        ------------                                                                         --------
        2.1           Agreement and Plan of Merger dated as of December 22, 2000 between MILPI          Filed herewith
                      Acquisition Corp. and PLM International, Inc.

        4.1           Voting and Tender Agreement dated as of December 22, 2000 by and between          Filed herewith
                      MILPI Acquisition Corp., PLM International, Inc. and the other parties thereto.

        99.1          Escrow Agreement dated as of December 22, 2000 by and among MILPI                 Filed herewith
                      Acquisition Corp., PLM International, Inc. and Bank of San Francisco, as
                      escrow agent.